Exhibit 4-I

Ford Motor Credit Company

and

Trustee

INDENTURE

Dated as of

Unsecured and Unsubordinated Debt Securities

________________________________________________________________________________

COMPOSITE INDENTURE

TABLE OF CONTENTS

ARTICLE ONE

Definitions and Other Provisions of General Application

Definitions

		Page

SECTION 1.01.	Certain terms defined	2

	Act	2

	Affiliate; Control	2

	Authorized Newspaper	3

	Bearer Security	2

	Board of Directors	2

	Board Resolution	2

	Business Day	3

	Clearstream Luxembourg	3

	Commission	3

	Company	3

	Company Request; Company Order	3

	Corporate Trust Office	4

	Corporation	4

	Coupon	4

	Defaulted Interest	4

	Dollar	4

	Euroclear	4

	Event of Default	4

	Foreign Currency	4

	Holder	4

	Indenture	4

	Interest	5

	Interest Payment Date	5

	Maturity	5

	National Bankruptcy Act	5

	Officers’ Certificate	5

	Opinion of Counsel	5

	Original Issue Discount Security	5

	Outstanding	5

	Paying Agent	6

	Person	6

	Place of Payment	6

	Predecessor Security	6

	Redemption Date	6

	Redemption Price	7

	Registered Security	7

	Regular Record Date	7

	Repayment Date	7

	Repayment Price	7

	Responsible Officer	7

	Restricted Subsidiary; Subsidiary of the Company	7

	Securities	8

	Security Register; Security Registrar	8

	Special Record Date	8

	Stated Maturity	8

	Trustee	8

i

		Page

	ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders, Officers, Directors and Employees

SECTION 14.01.	Exemption from Individual Liability	50
	ARTICLE FIFTEEN
	Meetings of Holders of Securities

SECTION 15.01.	Purposes for Which Meetings May be Called	50

SECTION 15.02.	Call, Notice and Place of Meetings	51

SECTION 15.03.	Persons Entitled to Vote at Meetings	51

SECTION 15.04.	Quorum; Action	51

SECTION 15.05.	Determination of Voting Rights; Conduct and Adjournment of Meetings	52

SECTION 15.06.	Counting Votes and Recording Action of Meetings	52
	ARTICLE SIXTEEN
	Miscellaneous Provisions

SECTION 16.01.	Successors and Assigns of Company Bound by Indenture	53

SECTION 16.02.	Acts of Board, Committee or Officer of Successor Corporation Valid	53

SECTION 16.03.	Required Notices or Demands	53

SECTION 16.04.	Indenture and Securities to be Construed in Accordance with the Laws of the State of New York	54

SECTION 16.05.	Indenture May be Executed in Counterparts	54
***

SIGNATURES AND SEALS

EXHIBIT A.	Form of Registered Security Which Is Not an Original Issue Discount Security	A-1

EXHIBIT B.	Form of Registered Security Which Is an Original Issue Discount Security	B-1

EXHIBIT C.	Form of Bearer Security Which Is Not an Original Issue Discount Security and Form of Related Coupon	C-1

EXHIBIT D.	Form of Bearer Security Which Is an Original Issue Discount Security and Form of Related Coupon	D-1

EXHIBIT E.	Forms of Certification	E-1-1

v

      INDENTURE, dated as of the first day of        , between Ford Motor Credit Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), party of the first part, and             a        , duly organized and existing under the laws of (hereinafter sometimes called the “Trustee”), party of the second part.

      WHEREAS, for its lawful corporate purposes, the Company deems it necessary to issue its securities and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

      WHEREAS, all things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed by the Company, and the execution of this Indenture has in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Indenture.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That in order to declare the terms and conditions upon which the Securities are made, executed, authenticated, issued and delivered, and in consideration of the premises, of the purchases and acceptance of Securities by the Holders thereof and of the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of series thereof, as follows:

ARTICLE ONE

Definitions and Other Provisions

of General Application

      SECTION 1.01.  Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

      Certain terms, used principally in Article Six, are defined in that Article.

Act:

      The term “Act”, when used with respect to any Holder, shall have the meaning specified in Section 1.04.

Affiliate; Control:

      The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

Authorized Newspaper:

      The term “Authorized Newspaper” shall mean a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

Bearer Security:

      The term “Bearer Security” shall mean any Security in the form set forth in either Exhibit C or Exhibit D to this Indenture or established pursuant to Section 2.01 which is payable to bearer.

Board of Directors:

      The term “Board of Directors” or “Board”, when used with reference to the Company, shall mean the Board of Directors of the Company, the Executive Committee of such Board, or the Finance Committee of such Board.

Board Resolution:

      The term “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

      The term “Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the Place of Payment or other location are authorized or obligated by law or executive order to close.

Clearstream Luxembourg:

      The term “Clearstream” Luxembourg means Clearstream Banking, Société anonyme.

Commission:

      The term “Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties as such time.

Company:

      The term “Company” shall mean Ford Motor Credit Company, a Delaware corporation and, subject to the provisions of Article Eight, shall also include its successors and assigns.

Company Request; Company Order:

      The term “Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company by its Chairman of the Board, its President, an Executive Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary and delivered to the Trustee.

Corporate Trust Office:

      The term “Corporate Trust Office” or other similar term shall mean the principal office of the Trustee in the Borough of Manhattan, the City and State of New York, at which at any particular time its corporate trust business shall be administered, which office at the date of this indenture is located at                               .

Corporation:

      The term “corporation” includes corporations, associations, companies and business trusts.

Coupon:

      The term “coupon” shall mean any interest coupon appertaining to a Bearer Security.

Defaulted Interest:

      The term “Defaulted Interest” shall have the meaning specified in Section 3.07.

Dollar:

      The term “Dollar” or “$” shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

Euroclear:

      The term “Euroclear” shall mean the operator of the Euro-clear System.

Event of Default:

      The term “Event of Default” shall have the meaning specified in Section 5.01.

Foreign Currency or foreign currency:

      The term “Foreign Currency” or “foreign currency” shall mean a currency issued by the government of any country other than the United States of America.

Holder:

      The term “Holder” shall mean in the case of a Registered Security the Person in whose name a Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

Indenture:

      The term “Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities established as contemplated by Section 3.01; provided, however, that if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

Interest:

      The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

Interest Payment Date:

      The term “Interest Payment Date”, when used with respect to any Security, shall mean the Stated Maturity of an instalment of interest on such Security.

Maturity:

      The term “Maturity”, when used with respect to any Security, shall mean the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

National Bankruptcy Act:

      The term “National Bankruptcy Act” shall mean the Bankruptcy Act or title 11 of the United States Code.

Officers’ Certificate:

      The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board, the President, an Executive Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. Each such certificate shall include (except as otherwise provided in this Indenture) the statements provided for in Section 1.02, if and to the extent required by the provisions thereof.

Opinion of Counsel:

      The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, and delivered to the Trustee. Each such opinion shall include the statements provided for in Section 1.02, if and to the extent required by the provisions thereof.

Original Issue Discount Security:

      The term “Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

Outstanding:

      The term “Outstanding”, when used with respect to Securities, shall mean, as of the date of determination, all Securities therefore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities or portions thereof for whose payment, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in a foreign currency or currencies or currency units shall be the U.S. dollar equivalent, determined on the date the Company agreed to sell such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date the Company agreed to sell such Security of the amount determined as provided in (i) above), of such Security, and (iii), Securities owned by the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding for the purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee and pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Paying Agent:

      The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

Person:

      The term “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment:

      The term “Place of Payment”, when used with respect to any Security, shall mean the place or places where the principal of (and premium, if any, on) and interest on such Security is payable as specified as contemplated by Section 3.01.

Predecessor Security:

      The term “Predecessor Security” of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

Redemption Date:

      The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:

      The term “Redemption Price” shall mean, when used with respect to any Security to be redeemed, the price at which it is to be redeemed by or pursuant to this Indenture.

Registered Security:

      The term “Registered Security” shall mean any Security in the form set forth in either Exhibit A or Exhibit B to this Indenture or established pursuant to Section 2.01 which is registered in the Security Register.

Regular Record Date:

      The term “Regular Record Date” for the interest payable on any Interest Payment Date on any Registered Security shall mean the date specified for that purpose as contemplated by Section 3.01.

Repayment Date:

      The term “Repayment Date” shall mean, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

Repayment Price:

      The term “Repayment Price” shall mean, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

Responsible Officer:

      The term “Responsible Officer” when used with respect to the Trustee shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, any Second Vice President, the Cashier, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Corporate Trust Officer, any Assistant Trust Officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Restricted Subsidiary; Subsidiary of the Company:

      The term “Restricted Subsidiary” shall mean a subsidiary of the Company organized and existing under the laws of the United States of America, a State or territory thereof or the District of Columbia or conducting the major portion of its business in the United States of America, any of the activities of which includes insurance underwriting or which had, at the end of its last quarterly accounting period preceding the date of computation, assets with a value in excess of $1,000,000 (net of the amount of any related unearned income) representing accounts or notes receivable resulting from the financing of new cars, trucks, tractors and farm and industrial equipment manufactured or sold by Ford Motor Company or from the financing of used cars, trucks, tractors, and farm and industrial equipment of the same types, whether manufactured by Ford Motor Company or others.

      The term “subsidiary of the Company” shall mean a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company.

      As used under this heading, the term “voting stock” means stock having ordinary voting power to elect a majority of the directors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

Securities:

      The term “Securities” shall have the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

Security Register; Security Registrar:

      The terms “Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 3.05.

Special Record Date:

      The term “Special Record Date” for the payment of any Defaulted Interest on any Registered Security shall mean a date fixed by the Trustee pursuant to Section 3.07.

Stated Maturity:

      The term “Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, shall mean the date specified in such Security or a coupon representing such instalment of interest as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

Trustee:

      The term “Trustee” shall mean                and, subject to the provisions of Article Six, shall also include its successors and assigns, and, if at any time there is more than one Person acting as Trustee hereunder, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

Trust Indenture Act of 1939:

      The term “Trust Indenture Act of 1939” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed.

United States:

      The term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

United States person:

      The term “United States person” shall mean an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      SECTION 1.02.  Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 1.03.  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 1.04.  Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

      (b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

      (c)  The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

      (d)  The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

      (e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      SECTION 1.05.  Conflict with Trust Indenture Act of 1939. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

      SECTION 1.06.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 1.07.  Separability Clause. In case any provisions in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 1.08.  Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 1.09.  Legal Holidays. In any case when any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in a Security which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO

Security Forms

      SECTION 2.01.  Forms Generally. The Registered Securities if any, and the Bearer Securities, if any, and related coupons shall be in substantially the forms set forth in Exhibit A, B, C or D to this Indenture, or in such other form (including permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If temporary Securities are issued in global form as permitted by Section 3.04, the form thereof shall be established as provided in the preceding sentence. If the forms of Securities or coupons (or any such temporary global Security) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities (or any such temporary global Security) or coupons.

      Unless otherwise specified as contemplated by Section 3.01, Securities in bearer form shall have interest coupons attached.

      The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article.

      The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

      SECTION 2.02.  Form of Trustee’s Certificate of Authentication. This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

As Trustee

By

Authorized Officer

      SECTION 2.03.  Securities Issuable in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (8) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

      The provisions of the last sentence of Section 3.03 shall apply to any security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

      Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

      Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security as shall be specified in a written statement, produced to the Trustee by such Person, of (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or, (ii) in the case of a permanent global Security in bearer form, Euroclear or Clearstream Luxembourg.

ARTICLE THREE

The Securities

      SECTION 3.01.  Amount Unlimited: Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is not limited.

      The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following as applicable:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) the limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.03, 3.04, 3.05, 3.06, 9.05, 11.07 or 12.05);

(3) the date or dates on which the principal of the Securities of the series is payable or the manner in which such dates are determined;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the manner in which such rates are determined, the date or dates from which any such interest shall accrue, or the manner in which such dates are determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Dates, if any, for any interest payable on any Registered Security on any Interest Payment Date;

(5) the place or places where the principal of (and premium, if any, on) and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(9) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(11) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of (and premium, if any) or interest on the Securities of the series shall be payable;

(12) if the amount of payment of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(13) if the principal of (and premium, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency or currency unit other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(14) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05;

(15) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04; and

(16) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to any Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

      All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 3.03) set forth in such Officers’ Certificate or in any indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

      If any of the terms of the series are established by action taken pursuant to a Board Resolution, such Board Resolution and the Officer’s Certificate set forth above shall be delivered to the Trustee at or prior to the delivery of the Company Order for authentication and delivery of Securities of such series.

      SECTION 3.02.  Denominations. All Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions, the Registered Securities, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities, other than Bearer Securities issued in global form (which may be of any denomination) shall be issuable in a denomination of $5,000.

      SECTION 3.03.  Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be signed on behalf of the Company by its Chairman of the Board of Directors, its President, any Executive Vice President or any Vice President, and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary under its corporate seal reproduced thereon. Such signatures upon the Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Securities.

      Securities and coupons bearing the manual or facsimile signatures of individuals who were at the time they signed such Securities or coupons the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit E.1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue.

      If the forms or terms of Securities of any series and any related coupons have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form or forms and terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(b) that all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

(c) that all laws and requirements in respect of the execution and delivery by the Company of such Securities and any coupons have been complied with.

      Notwithstanding the provisions of Section 3.01 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

      The Trustee shall not be required to authenticate and deliver any such Securities if the Trustee, being advised by counsel, determines that such action (i) may not lawfully be taken or (ii) would expose the Trustee to personal liability to existing Holders of Securities.

      Each Registered Security shall be dated the date of its authentication; and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

      No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

      SECTION 3.04.  Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

      Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03.

      If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream Luxembourg, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

      Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream Luxembourg as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit E.2 to this Indenture; and provided, further, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.03.

      Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream Luxembourg, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream Luxembourg, as the case may be, a certificate in the form set forth in Exhibit E.1 to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream Luxembourg, any authenticating agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream Luxembourg Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

      Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream Luxembourg on such Interest Payment Date to the Trustee of a certificate or certificates in the form set forth in Exhibit E.2 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream Luxembourg, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit E.1 to this Indenture. Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.04 and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners in the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date or the date of certification and if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream Luxembourg and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 4.04.

      SECTION 3.05.  Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the office or agency of the Company maintained pursuant to Section 10.02 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

      Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

      At the option of the Holder, Registered Securities may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Bearer Securities may not be issued in exchange for Registered Securities.

      If (but only if) permitted by the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

      Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary or Common Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      The Company shall not be required (i) to issue, register the transfer of or exchange Securities if such Securities may be among those selected for redemption during a period beginning at the opening of business 15 days before the day of the selection for redemption of such Securities under Section 11.03 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange of any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

      SECTION 3.06.  Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, or, in case any such mutilated Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, pay such Security or coupon.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security for which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost of stolen coupon appertains, or, in case any such destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

      SECTION 3.07.  Payment of Interest on Registered Securities; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 3.01, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each instalment of interest on any Registered Security may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register.

      Any interest on any Registered Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 3.08.  Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 3.05 and 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupons be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      SECTION 3.09.  Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities and coupons so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered, shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be destroyed by it and the Trustee shall deliver its certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

      SECTION 3.10.  Computation of Interest. Except as otherwise specified as contemplated by Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

Satisfaction and Discharge

      SECTION 4.01.  Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive additional amounts, as provided in Section 10.07), and the Trustee, at the expense of the

Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.06, and (iv) Securities and coupons for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company, as provided in Section 4.04) have been delivered to the Trustee for cancellation; or

(B) all such Securities and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and Section 4.04 shall survive.

      SECTION 4.02.  Application of Trust Money. Subject to the provisions of Section 4.04, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the

Trustee; but such money need not be segregated from other funds except to the extent required by law.

      SECTION 4.03.  Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent (other than the Trustee, if the Trustee be a Paying Agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

      SECTION 4.04.  Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent for the payment of the principal of (or premium, if any, on) or interest on any Security of any series and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of (or premium, if any, on) or interest on such Security shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Registered Holder or published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper, or both, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company. It shall not be necessary for more than one such publication to be made in the same newspaper.

ARTICLE FIVE

Remedies

      SECTION 5.01.  Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, and continuance of such default for five business days; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such default for five business days; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar Federal or State law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(7) any other Event of Default provided with respect to Securities of that series.

      SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

      At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may waive all defaults and rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) and any sinking fund payments with respect to any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate borne by the Securities during the period of such default, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

      SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (1) in case default shall be made in the payment of any instalment of interest on any Security of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of (and premium, if any, on) any Security of any series on its Maturity or otherwise, and such default shall have continued for a period of five business days — then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount that then shall have become due and payable on all such Securities and coupons for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue instalments of interest at the rate borne by the Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

      In case the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities of such series and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series wherever situated the moneys adjudged or decreed to be payable.

      If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 5.04.  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 5.05.  Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture, the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

      SECTION 5.06.  Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      SECTION 5.07.  Limitation on Suits. No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders shall have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(5) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.12 during such 90-day period by the Holders of the majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders.

      SECTION 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Section 3.07) interest on such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption or repayment at the option of the Holder, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 5.09.  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 5.10.  Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 5.11.  Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

      SECTION 5.12.  Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(3) such direction is not unduly prejudicial to the rights of Holders of Securities or coupons not taking part in such direction, and

(4) such direction would not involve the Trustee in personal liability, as the Trustee, upon being advised by counsel, shall reasonably determine.

      SECTION 5.13.  Waiver of Past Defaults. The Holders or not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any, on) or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, and the Company, the Trustee and Holders of Securities and coupons shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      SECTION 5.14.  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any, on) or interest on any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX

The Trustee

      SECTION 6.01.  Certain Duties and Responsibilities.

      (a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      SECTION 6.02.  Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 7.03(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on any Security of such series or in the payment of any sinking fund instalment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default (not including periods of grace, if any) with respect to Securities of such series.

      SECTION 6.03.  Certain Rights of Trustee.  Subject to the provisions of Section 6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance therewith;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) except during the continuance of an Event of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      SECTION 6.04.  Trustee Not Responsible for Recitals in Indenture or in Securities.  The recitals contained herein and in the Securities, except the Trustees’ certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of securities or the proceeds thereof.

      SECTION 6.05.  May Hold Securities.  The Trustee, any Paying Agent, and Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 6.09 and 6.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

      SECTION 6.06.  Money Held in Trust.  Subject to the provisions of Section 4.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated form other funds except to the extent required by law. The Trustee shall pay such interest on any moneys received by it hereunder as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the receipt of a Company Order with respect thereto.

      SECTION 6.07.  Compensation and Reimbursement.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to a lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of (or premium, if any, on) or interest on the Securities or any coupons.

      SECTION 6.08.  Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least, annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.10.

      SECTION 6.9.  Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

      (b)  The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such one or more series or any Holder who has been a bona fide Holder of a Security or Securities of such one or more series for at least six months may, subject to the provisions of Section 5.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

      (c)  The Trustee may be removed and a successor Trustee appointed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee so removed, to the successor Trustee and to the Company.

      (d)  If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, one copy of which Board Resolution shall be delivered to the Trustee so removed and one copy to the successor Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

      (e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

      (f)  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to Holders of Securities in Section 16.03. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

      SECTION 6.10.  Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

      (b)  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the series of that or those securities to which the appointment of such successor Trustee relates.

      (c)  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

      (d)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 6.11.  Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 6.12.  Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and coupons and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the National Bankruptcy Act or any other similar applicable Federal or State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor, simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

      For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

      If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceeding for reorganization pursuant to the National Bankruptcy Act or any other similar applicable Federal or State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of receipt by it from the Company of the funds and property in such special account, and before crediting to the respective claims of the Trustee, the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the National Bankruptcy Act or any other similar applicable Federal or State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the National Bankruptcy Act or any other similar applicable Federal or State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

      Any Trustee which has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

      (b)  There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in Section 7.03 of this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

      (c)  For the purposes of this Section only:

(1) the term “default” shall mean any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(2) the term “other indenture securities” shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(3) the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(4) the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

(5) the term “Company” shall mean any obligor upon the Securities.

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

      SECTION 7.01.  Disclosure of Names and Addresses of Holders.  Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

      SECTION 7.02.  Reports by Trustee.  On or before                , and on or before                 1 in every year thereafter, so long as required by TIA Section 313(a), and so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), and to the Company a brief report, dated as of the preceding            1 and required by TIA Section 313(a).

      SECTION 7.03.  Reports by Company.  (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

Consolidation, Merger, Sale or Conveyance

      SECTION 8.01.  Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other corporation; provided, however, that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest (including all additional amounts, if any, payable pursuant to Section 10.07) on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company, by an indenture supplemental hereto satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition.

      SECTION 8.02.  Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named here as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture and the Securities and coupons. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder, together with any coupons appertaining thereto, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities, together with any coupons appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities, together with any coupons appertaining thereto, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities, together with any coupons appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and coupons had been issued at the date of the execution hereof.

      In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and coupons thereafter to be issued as may be appropriate.

      SECTION 8.03.  Securities To Be Secured in Certain Events. If, upon any such consolidation or merger of the Company with or into any other corporation, or upon any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, any asset of the Company or of a Restricted Subsidiary would thereupon become subject to any Mortgage (as defined in Section 10.04), unless the Company could create such Mortgage pursuant to Section 10.04 without equally and ratably securing the Securities, the Company, prior to or at the time of such consolidation, merger, sale or conveyance, will cause the Securities to be secured equally and ratably with (or prior to) the indebtedness or obligation secured by such Mortgage.

      SECTION 8.04.  Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 6.01 and 6.03, may receive an Officers’ Certificate and an opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eight.

ARTICLE NINE

Supplemental Indentures

      SECTION 9.01.  Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(1) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eight hereof;

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer

Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

(5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(6) to secure the Securities pursuant to the requirements of Section 8.03 or 10.04 or otherwise;

(7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 2.01 and 3.01;

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); and

(9) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make such other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

      The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

      Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Outstanding Securities or coupons, notwithstanding any of the provisions of Section 9.02.

      SECTION 9.02.  Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of any series (voting as a series) affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of the principal of (or premium, if any, on), or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change any obligation of the Company to pay additional amounts pursuant to Section 10.07 (except as contemplated by Section 8.01(i) and permitted by Section 9.01(1), or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change the coin or currency in which any Security or any premium or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), without the consent of the

Holder of each Outstanding Security so affected, or (ii) reduce the aforesaid percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, without the consent of the Holders of all the outstanding Securities of such series.

      A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

      Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

      It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 9.03.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise,

      SECTION 9.04.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      SECTION 9.05.  Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

Particular Covenants of the Company

      SECTION 10.01.  Payment of Principal, Premium and Interest.  The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and interest on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto, and this Indenture. Each instalment of interest on any Registered Security may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.07, to the address of such Person as it appears on the Security Register. At the option of the Company, all payments of principal may be paid by official bank check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest instalments as are evidenced thereby as they severally mature.

      SECTION 10.02.  Maintenance of Office or Agency.  If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 10.07); provided, however, that if the Securities of that series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give notice to the Trustee of the location, and any change in the location, of each such office or agency. In case the Company shall fail to maintain any such required office or agency or shall fail to give notice of the location or of any change thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 10.07) at Manufacturers Hanover Limited in London, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

      No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to Section 10.07) shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

      The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Trustee will give notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

      SECTION 10.03.  Money for Securities Payments To Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on the Securities to make any payment of the principal of or interest on the Securities when the same shall be due and payable.

      Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (or premium, if any, on) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest on Securities of that series (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Person as entitled thereto;

(2) give the Trustee notice of any failure by the Company (or any other obligor upon the Securities of that series) to make any payment of principal of (or premium, if any, on) or interest on the Securities of that series when the same shall be due and payable; and

(3) at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of this Indenture, or for any other reason, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      SECTION 10.04.  Limitation on Liens.  Except as hereinbelow in this Section provided, the Company will not at any time, and will not permit any Restricted Subsidiary at any time to, pledge or otherwise subject to any lien (any such pledge or lien being hereinafter in the Section called a “Mortgage”) any of its property or assets without thereupon expressly securing the due and punctual payment of the principal of (and premium, if any, on) and the interest on the Securities equally and ratably with (or prior to) any and all other obligations and indebtedness secured by such Mortgage, so long as any such other obligations and indebtedness shall be so secured, and the Company covenants that if and when any such Mortgage is created, the Securities will be so secured thereby; provided, however, that this limitation shall not apply to Mortgages securing indebtedness the aggregate amount of which at any one time outstanding shall not exceed $5,000,000; and, provided, further, that this limitation shall not apply to:

(a) Mortgages securing indebtedness incurred by the Company or any Restricted Subsidiary in connection with the exporting of goods to or between, or the marketing thereof in, countries outside the United States of America, in connection with which the Company or such Restricted Subsidiary shall have the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(b) Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States of America;

(c) Mortgages in favor of the Company or any Restricted Subsidiary;

(d) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute or deposits with any governmental body required by statute or regulation in connection with the conduct of the business of the Company or any Restricted Subsidiary;

(e) deposits of assets of the Company or any Restricted Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company or any Restricted Subsidiary from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company or any Restricted Subsidiary;

(f) Mortgages on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

(g) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage or Mortgages referred to in the foregoing subsections (a) to (f) inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property that secured the Mortgage or Mortgages extended, renewed or replaced (plus improvements on such property).

      SECTION 10.05.  Statement by Officers as to Default.  The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate stating, as to each officer signing such certificate, whether or not to the best of his knowledge the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which he may have knowledge.

      SECTION 10.06.  Further Instruments and Acts.  The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

      SECTION 10.07.  Additional Amounts.  If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

      If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled to (i) assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

      SECTION 10.08.  Purchase of Securities by Company or Subsidiary.  If and so long as the Securities of a series are listed on the Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not, and will not permit any of its Subsidiaries to, purchase any Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Securities of that series as shown in the Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

ARTICLE ELEVEN

Redemption of Securities

      SECTION 11.01.  Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

      SECTION 11.02.  Election to Redeem; Notice to Trustee. The right of the Company to elect to redeem any Securities of any series shall be set forth in the terms of such Securities of such series established in accordance with Section 3.01. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.03. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

      SECTION 11.03.  Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as may be specified by the terms of such Securities or, if no such method is so specified, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of such Security not redeemed to less than the minimum authorized denomination for Securities of that series.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

      SECTION 11.04.  Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 16.03 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

      All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

(6) that the redemption is for a sinking fund, if such is the case.

      Any notice of redemption published as contemplated by Section 16.03 need not identify particular Registered Securities to be redeemed.

      SECTION 11.05.  Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

      SECTION 11.06.  Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that instalments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest, and provided, further, that, unless otherwise specified as contemplated by Section 3.01, instalments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

      If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

      If any security called for redemption shall not be so paid upon surrender therefor, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

      SECTION 11.07.  Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Repayment at Option of Holders

      SECTION 12.01.  Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

      SECTION 12.02.  Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

      SECTION 12.03.  Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Company shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than 15 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

      If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 12.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

      SECTION 12.04.  When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.

      SECTION 12.05.  Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE THIRTEEN

Sinking Funds

      SECTION 13.01.  Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

      SECTION 13.02.  Satisfaction of Sinking Fund Payments with Securities. The Company may (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) receive credit for Securities of a series which have been previously delivered to the Trustee by the Company or for Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

      SECTION 13.03.  Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 13.02 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 13.02 and without the right to make any optional sinking fund payment, if any, with respect to such series.

      Not more than 60 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and 11.07.

      Prior to any sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 13.03.

ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders, Officers,

Directors, and Employees

      SECTION 14.01.  Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or coupon, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE FIFTEEN

Meetings of Holders of Securities

      SECTION 15.01. Purposes for Which Meetings May be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

      SECTION 15.02. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

      (b)  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

      SECTION 15.03.  Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

      SECTION 15.04.  Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Subsection (a) of Section 15.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

      Except as limited by the proviso to Section 9.02 any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities of that series.

      Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

      SECTION 15.05.  Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination or proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

      (b)  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Subsection (b) of Section 15.02, in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

      (c)  At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

      (d)  Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

      SECTION 15.06.  Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SIXTEEN

Miscellaneous Provisions

      SECTION 16.01.  Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

      SECTION 16.02.  Acts of Board, Committee or Officer of Successor Corporation Valid. Any act of proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

      SECTION 16.03.  Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may, except as otherwise provided in Section 5.01(4), be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee), as follows: Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121, Attention: Treasurer. Any notice, direction, request or demand by the Company or by a Holder to or upon the Trustee may be given or made, for all purposes, be being deposited postage prepaid in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee.

      Any notice required or permitted to be mailed to a Holder of Registered Securities by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register. In any case, where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of Registered Securities shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

      In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice.

      Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

      In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

      Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      SECTION 16.04.  Indenture and Securities to be Construed in Accordance with the Laws of the State of New York. This Indenture and each Security and coupon shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

      SECTION 16.05.  Indenture May be Executed In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

FORD MOTOR CREDIT COMPANY
By

Attest:
By

Attest:

STATE OF MICHIGAN
     ss.:
COUNTY OF WAYNE

      On this    day of                before me personally came           to me known, who, being by me duly sworn, did depose and say that he resides at                       ; that he is        of FORD MOTOR CREDIT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is said corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

STATE OF NEW YORK
     ss.:
COUNTY OF NEW YORK

      On this    day of                before me personally came           to me known, who, being by me duly sworn, did depose and say that he resides at                       ; that he is        of                               , one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

EXHIBIT A

[Form of Registered Security Which Is Not An

Original Issue Discount Security]

[Form of Face]

FORD MOTOR CREDIT COMPANY

No. [R- ]	[U.S.] $

      FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     [United States Dollars] on                     , and to pay interest thereon from             , 20  or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually in arrears on           and           in each year] annually in arrears on             in each year], commencing             , 20  , at the rate of      % per annum, until the principal hereof is paid or made available for payment [If applicable, insert —, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of      % per annum on any overdue principal and premium and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                [or                ] (whether or not a Business Day) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at [the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) [at the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan. The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of           in           ,  in           ,          in           ,           in           and           in           , or at such other offices or agencies as the Company may designate, by check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York] [If applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[Corporate Seal]

FORD MOTOR CREDIT COMPANY

By

By

Attest:

[Form of Reverse]

      This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                (herein called the “Indenture”), between the Company and                          , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are issuable as Bearer Securities, insert — and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $          ]. [If the Securities of the series are issuable as Bearer Securities, insert — The Securities of this series are issuable as Bearer Securities [, with interest coupons attached,] in the denomination of $          and as Registered Securities, without coupons, in denominations of $          and any integral multiple thereof. If (but only if) expressly provided for in the manner set forth in the Indenture, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Bearer Securities may not be issued in exchange for Registered Securities.]

      [If applicable insert — The Securities of this series are subject to redemption [(1)] [If applicable, insert — on                in any year commencing with the year      and ending with the year  through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] (2)] [If applicable, insert — at any time [on or after                ], as a whole or in part, at the election of the Company, at the following Redemption Price (expressed as percentages of the principal amount): If redeemed on or before           ,

%, and if redeemed] during the 12-month period beginning                of the years indicated.

Redemption
Year	Price

and thereafter at a Redemption Price equal to      % of the principal amount,] [If applicable, insert — [and (               )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

      [If applicable, insert — The Securities of this series are subject to redemption (1) on                in any year commencing with the year      and ending with the year      through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                ], as whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning           of the years indicated,

	Redemption Price	Redemption Price for
	for Redemption	Redemption Otherwise
	Through Operation	Than Through Operation
Year	of the Sinking Fund	of the Sinking Fund

and thereafter at a Redemption Price equal to   % of the principal amount, [If applicable, insert — and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

      [Notwithstanding the foregoing, the Company may not, prior to           , redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than   %  per annum.]

      [The sinking fund for this series provides for the redemption on           in each year, beginning with the year           and ending with the year           , of [not less than] $          [(“mandatory sinking fund”) and not more than $          ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent

[mandatory] sinking fund payments otherwise required to be made — in the [describe order] order in which they become due.]]

      Notice of redemption will be given by mail to Holders of [If Securities of the series are issuable as Bearer Securities, insert — Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

      In the event of redemption of this Security in part only, a new [If Securities of the series are issuable as Bearer Securities, insert — Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      [If applicable, insert — The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $          , on                   [and             ] at the option of the Holder hereof at a Repayment Price equal to   % of the principal amount thereof [to be repaid], together with interest thereon accrued to the Repayment Date, all as provided in the Indenture[; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$          ] [the minimum authorized denomination for Securities of this series].] To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, the City and State of New York [, which will be located initially at the office of the Trustee                at                ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company. [In the event of repayment of this Security at the option of the Holder in part only, a new Security or Securities of this series for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.]]

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      [If the Securities are denominated in Foreign Currencies, if applicable, insert — [Except as set forth below, payments of the principal of and interest on this Security will be made in the currency in which such Security is denominated. If a Security is denominated in a foreign currency and such currency is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such Security shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at the exchange rate as of the fifteenth day preceding the last day of payment with respect to such Security on which such foreign currency was used in either such capacity. Such exchange rate will be the noon U.S. dollar buying rate for such currency for cable transfers quoted in The City of New York.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If Securities of the series are issuable as Bearer Securities, insert — and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series [If Securities of the Series are issuable as Bearer Securities, insert — and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place [s] and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and interest on this Security are payable] [the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of             in             and             in             or at such other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the Securities of the series are issuable as Bearer Securities, insert — Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      [If the Securities of the series are not issuable as Bearer Securities, insert — The Securities of this series are issuable only in registered form, without coupons, in denominations of $          and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      [If the Securities of the series are issuable as Bearer Securities, insert — The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of           .]

      [If the Securities are denominated in Foreign Currencies, if applicable, insert — The obligation to pay the principal hereof and interest hereon in the currency of denomination is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Security shall be given in the currency of denomination. The obligation of the Company to make payments in such currency of denomination shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in such currency of denomination that the Holder of this Security may purchase with the amount paid in such other currency. If the amount in the currency of denomination that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the currency of denomination as may be necessary to compensate for any such shortfall.]

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If applicable, insert —

OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to        % of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

      For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 30 days prior to the Repayment Date and not later than 15 days prior to the Repayment Date by the Company at its office or agency in the Borough of Manhattan, the City and State of New York [, which will be located initially at the office of the Trustee at                  ].

      [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $            or an integral multiple thereof) which is to be repaid: $            . The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$            ] [the minimum authorized denomination for Securities of this series].]

      [If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($            or any integral multiple of $            ); $            .]

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

EXHIBIT B

[FORM OF REGISTERED SECURITY WHICH IS AN

ORIGINAL ISSUE DISCOUNT SECURITY]

[FORM OF FACE]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS   % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                     , 19 [, —AND] THE YIELD TO MATURITY IS   % [, THE METHOD USED TO DETERMINE THE YIELD IS                     AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                     , 20  TO                     , 20  IS   % OF THE PRINCIPAL AMOUNT OF THIS SECURITY].

FORD MOTOR CREDIT COMPANY

No. [R-]	[U.S. $]

      FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     [United States Dollars] on                     [ If the Security is interest- bearing, insert — , and to pay interest thereon from                     , 20  or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi- annually in arrears on                and                in each year] [annually in arrears on                in each year], commencing                     , 20  , at the rate of   % per annum, until the principal hereof is paid or made available for payment [If applicable, insert — , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of   % per annum on any overdue principal and premium and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                     [or                      ] (whether or not a Business Day) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of   % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at [the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of                in                ,                in                ,                in                ,                in                , and                in                , or at such other offices or agencies as the Company may designate, by check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York] [If applicable, insert —; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[Corporate Seal]

FORD MOTOR CREDIT COMPANY

By

By

Attest:

[Form of Reverse]

      This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                    (herein called the “Indenture”), between the Company and        as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are issuable as Bearer Securities, insert — and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $          ]. [If Securities of the series are issuable as Bearer Securities, insert — The Securities of this series are issuable as Bearer Securities [, with interest coupons attached,] in the denomination of

$          , and as Registered Securities, without coupons, in denominations of $          and any integral multiple thereof. If (but only if expressly provided for in the manner set forth in the Indenture, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Bearer Securities may not be issued in exchange for Registered Securities.]

      [If applicable, insert — The Securities of this series are subject to redemption [(1)] [If applicable, insert — on                in any year commencing with the year      and ending with the year  through operation of the sinking fund for this series at a Redemption Price equal to [Insert formula for determining the amount], [and] (2)] [If applicable, insert — at any time [on or after                ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                ,      %, and if redeemed] during the 12-month period beginning                of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to           % of the principal amount,] [If applicable, insert — [and (          )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert — , together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

      [If applicable, insert — The Securities of this series are subject to redemption (1) on                in any year commencing with the year           and ending with the year           through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                of the years indicated,

	Redemption Price for	Redemption Price for
	Redemption Through	Redemption Otherwise Than
	Operation of the	Through Operation of the
Year	Sinking Fund	Sinking Fund

and thereafter at a Redemption Price equal to           % of the principal amount, [If applicable, insert — and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert — , together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].]

      [Notwithstanding the foregoing, the Company may not, prior to        , redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than   % per annum.]

      [The sinking fund for this series provides for the redemption on           in each year, beginning with the year      and ending with the year      of [not less than] $       [(“mandatory sinking fund”) and not more than $       ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made — in the [described order] order in which they become due.]]

      Notice of redemption will be given by mail to Holders of [If the Securities of the series are issuable as Bearer Securities, insert — Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

      In the event of redemption of this Security in part only, a new [If the Securities of the series are issuable as Bearer Securities, — Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      [If applicable, insert — The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $     , on        [and        ] at the option of the Holder hereof at a Repayment Price equal to   % of the principal amount thereof [to be repaid], together with interest thereon accrued on the Repayment Date, all as provided in the Indenture [; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$       ] [the minimum authorized denomination for Securities of this series].] To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, the City and State of New York [, which will be located initially at the office of the Trustee at           ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of the Security shall be irrevocable unless waived by the Company. [In the event of repayment of this Security at the option of the Holder in part only, a new Security or Securities of this series for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.]]

      If an Event of Default with respect to securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

      [If the Securities are denominated in Foreign Currencies, if applicable, insert — Except as set forth below, payments of the principal of and interest on this Security will be made in the currency in which such Security is denominated. If a Security is denominated in a foreign currency and such currency is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such Security shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at the exchange rate as of the fifteenth day preceding the last day of payment with respect to such Security on which such foreign currency was used in either such capacity. Such exchange rate will be the noon U.S. dollar buying rate for such currency for cable transfers quoted in The City of New York.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are issuable as Bearer Securities and are interest-bearing, insert — and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series [If the Securities of the series are issuable as Bearer Securities and are interest-bearing, insert — and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or [any] interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest on this Security are payable] [the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of                               in            and                               in                     or at such other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the Securities of the series are issuable as Bearer Securities, insert — Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      [If the Securities of the series are not issuable as Bearer Securities, insert — The Securities of this series are issuable only in registered form, without coupons, in denominations of $          and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      [If the Securities of the series are issuable as Bearer Securities, insert — The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of                .]

      [If the Securities are denominated in Foreign Currencies, if applicable, insert — The obligation to pay the principal hereof and interest hereon in the currency of denomination is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Security shall be given in the currency of denomination. The obligation of the Company to make payments in such currency of denomination shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in such currency of denomination that the Holder of this Security may purchase with the amount paid in such other currency. If the amount in the currency of denomination that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the currency of denomination as may be necessary to compensate for any such shortfall.]

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If applicable, insert —

OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to   % of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

      For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 30 days prior to the Repayment Date and not later than 15 days prior to the Repayment Date by the Company at its office or agency in

the Borough of Manhattan, the City and State of New York [, which will be located initially at the office of the Trustee at                      ].

      [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $          or an integral multiple thereof) which is to be repaid: $                 . The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$                 ] [the minimum authorized denomination for Securities of this series].]

      [If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($                 or any integral multiple of $                 ); $                 .]

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

EXHIBIT C

[FORM OF BEARER SECURITY WHICH IS NOT AN

ORIGINAL ISSUE DISCOUNT SECURITY
AND FORM OF RELATED COUPON]

[Form of Face of Security]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

FORD MOTOR CREDIT COMPANY

No.  B-

[U.S. $]

      FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of        [United States Dollars] on        and to pay interest thereon, from the date hereof, [semi-annually in arrears on        and        in each year] [annually in arrears on        in each year], commencing         , 20  , at the rate of   % per annum, until the principal hereof is paid or made available for payment [if applicable, insert — , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of   % per annum on any overdue principal and premium and on any overdue instalment of interest]. Such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] office of        in        ,        in        ,        in        ,        in  and        in        , or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by [United States dollar] check drawn on a bank in [The City of New York] or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States. Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal[, premium] or interest on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States [If Security is denominated and payable in United States dollars, insert — ; provided, however, that payment of principal of (and premium, if any) and interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York if (but only if) payment in United States dollars of the full amount of such principal, [premium] interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

      The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on this Security, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on this Security or the coupons appertaining thereto to a Holder who is not a United States person, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in this Security or any coupons to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(c) being or having been a foreign or domestic personal holding company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation that is subject to the tax imposed by section 4948(a) of the United States Internal Revenue Code or any successor provision; or

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

(2) to a Holder that is not the beneficial owner of this Security or a coupon, or a portion of either, or that is a foreign partnership, but only to the extent that a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder of this Security, if required, failing to establish, by compliance with certification, identification or information reporting requirements with respect to the payment, that the Holder is not a United States person or is not subject to United States withholding, backup withholding or a similar tax;

(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Security, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

This Security and any coupons appertaining thereto are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided above and in the [fourth] [fifth] paragraph on the reverse hereof, Ford Credit shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any governmental or a political subdivision or taxing authority thereof or therein.

      As used in this Security, the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; the term “United States person” means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

Dated as of           , 20

[Corporate Seal]

FORD MOTOR CREDIT COMPANY

By

By

Attest:

[Form of Reverse of Security]

      This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of             (herein called the “Indenture”), between the Company and                     , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $          ]. The Securities of this series are issuable as Bearer Securities, with interest coupons attached, in the denomination of $          [, and as Registered Securities, without coupons, in denominations of $          and any integral multiple thereof]. [If (but only if) expressly provided for in the manner set forth in the Indenture, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant

Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Bearer Securities may not be issued in exchange for Registered Securities.]

      [If applicable, insert — The Securities of this series are subject to redemption [(1)] [If applicable. insert — on                     in any year commencing with the year      and ending with the year      through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable insert — at any time [on or after                ,] as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before           ,   %, and if redeemed] during the 12-month period beginning           of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to   % of the principal amount,] [and (  )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest instalments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].

      [If applicable, insert — The Securities of this series are subject to redemption (1) on                     in any year commencing with the year      and ending with the year           through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                     ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise, than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                     of the years indicated,

Redemption Price
	for Redemption	Redemption Price for
	Through Operations	Redemption Otherwise
	of the	Than Through Operation
Year	Sinking Fund	of the Sinking Fund

and thereafter at a Redemption Price equal to   % of the principal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest instalments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise).]

      [Notwithstanding the foregoing, the Company may not, prior to                     redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than   % per annum.]

      Except as set forth hereunder and under the next succeeding paragraph, this Security may not be redeemed prior to Stated Maturity. If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any taxing authority thereof or therein), or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after           ,      , the Company becomes or will become obligated to pay additional amounts as described on the face hereof or (b) any act is taken by a taxing authority of the United States on or after                , whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole but not in part, this Security as a whole but not in part, upon not less than 35 days’ notice at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including assignment of the Securities. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described on the face hereof and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

      [If applicable*, insert — The Company shall redeem the Securities as a whole but not in part, upon not less than 60 days’ nor more than 90 days’ published notice at 100% of their principal amount, together with interest accrued to the date fixed for redemption, after determination by the Company as soon as practicable, based on a written opinion of independent counsel, and prompt notice thereof to the Trustee, that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Security or a coupon appertaining thereto would be applicable to a payment of principal of or interest on a Security or a coupon appertaining thereto made outside the United States by the Company or a paying agent as agent for the Company and not as agent for the beneficial owner (other than a requirement that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which could be satisfied by the Holder, custodian, nominee or other agent certifying that the beneficial owner is not a United States person; provided, however, in each case that payment by a custodian, nominee or agent (who is not under law in effect as of the date of issuance of the Securities subject to information reporting requirements) to the beneficial owner is not otherwise subject to any certification, identification or information reporting requirement referred to in this sentence). The Trustee shall, as soon as practicable after receipt of notice of such determination by the Company, given prompt notice thereof, stating in the notice the effective date of such certification, identification or information reporting requirements and the dates within which the redemption shall occur. The mandatory redemption of the Securities must take place on such date, not later than one year after the publication of notice by the Trustee of the Company’s determination as provided in the next preceding sentence, as the Company shall determine by notice to the Trustee at least 75 days before the redemption date, unless notice within a shorter

*	Generally this provision will only be applicable if the Securities of the series bear interest at a fixed rate.

period is acceptable to the Trustee. The Company shall not so redeem the Securities, however, if the Company shall, based on a subsequent event, determine, based on a written opinion of independent counsel, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any requirement described above, in which case the Trustee shall be given prompt notice of that determination and any earlier redemption notice shall be deemed revoked and of no further effect.

      Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or a similar tax, the Company may elect, prior to publication of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the next preceding paragraph. In that event, the Company will pay as additional interest such additional amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a paying agent of the principal of and interest on a Security or a coupon appertaining thereto to a Holder who is not a United States person (but without any requirement with regard to the nationality, residence or identity of such Holder), after deduction for United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph), will not be less than the amount provided in the Security or the coupon to be then due and payable.]

      [The sinking fund for this series provides for the redemption on                     in each year, beginning with the year  and ending with the year                , of [not less than] $ [ ( “mandatory sinking fund”) and not more than $          ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made — in the [describe order] order in which they become due].]

      Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

      [If applicable, insert — The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $            , on                [and                ] at the option of the Holder hereof at a Repayment Price equal to           % of the principal amount thereof [to be repaid], together with interest thereon accrued to the Repayment Date, all as provided in the Indenture [; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$          ] [the minimum authorized denomination for Securities of this series].] To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City and State of New York [, which will be located initially at the office of the Trustee at                                                                                                              ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company. [In the event of repayment of this Security at the option of the Holder in part only, a new Security or Securities of this series for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.]]

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      [If the Securities are denominated in Foreign Currencies, if applicable, insert — Except as set forth below, payments of the principal of and interest on this Security will be made in the currency in which such Security is denominated. If a Security is denominated in a foreign currency and such currency is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such Security shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at the exchange rate as of the fifteenth day preceding the last day of payment with respect to such Security on which such foreign currency was used in either such capacity. Such exchange rate will be the noon U.S. dollar buying rate for such currency for cable transfers quoted in The City of New York.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected and any related coupons under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series and any related coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or any related coupon will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

      Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as

provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of                in                and                in                or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

      [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

      The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto[, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of                .

      [If the Securities are denominated in Foreign Currencies, if applicable insert — The obligation to pay the principal hereof and interest hereon in the currency of denomination is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Security shall be given in the currency of denomination. The obligation of the Company to make payments in such currency of denomination shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in such currency of denomination that the Holder of this Security may purchase with the amount paid in such other currency. If the amount in the currency of denomination that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the currency of denomination as may be necessary to compensate for any such shortfall.]

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If applicable, insert —

OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to        % of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

      For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 30 days prior to the Repayment Date and not later than 15 days prior to the Repayment Date by the Company at its office or agency in

the Borough of Manhattan, The City and State of New York [, which will be located initially at the office of the Trustee at                 ].

      [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $               or an integral multiple thereof) which is to be repaid: $               . The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$               ] [the minimum authorized denomination for Securities of this series].]

      [If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($               or any integral multiple of $               ); $               .]

Dated:	--------------------------------------------------------
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

[Form of Face of Coupon]

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]*

[U.S.$]

Due

FORD MOTOR CREDIT COMPANY

      Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, FORD MOTOR CREDIT COMPANY (herein called the “Company”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”)) as the Company may designate from time to time, at the option of the Holder, by [United States dollar] check drawn on a bank in [The City of New York] or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year’s] interest then payable on said Security.

FORD MOTOR CREDIT COMPANY

By

*	For coupons maturing on or after the date, if any, on which a partial redemption of the Securities of the series is possible, insert the letter “R” in front of the coupon number. The coupon number, amount and due date should appear in the right-hand section of the face of the coupon.

[Reverse of Coupon]

_________________________________________________________*

*	Insert names and addresses of initial Paying Agents located outside the United States.

EXHIBIT D

[FORM OF BEARER SECURITY WHICH IS AN

ORIGINAL ISSUE DISCOUNT SECURITY
AND FORM OF RELATED COUPON]

[Form of Face of Security]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. FOR PURPOSES OF SECTIONS 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS      % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS           , 20  [, — AND] THE YIELD TO MATURITY IS      %. [THE METHOD USED TO DETERMINE THE YIELD IS           AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF           , 20  TO           , 19  IS      % OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]

FORD MOTOR CREDIT COMPANY

No. B-	[U.S. $]

      FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the bearer upon presentation and surrender of this Security the principal sum of  [United States Dollars] on           [ If the Security is interest-bearing, insert —   , and to pay interest thereon, from the date hereof, [semi-annually in arrears on           and           in each year] [annually in arrears on           in each year], commencing             , 19  , at the rate of      % per annum, until the principal hereof is paid or made available for payment. [If applicable, insert —   , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of      % per annum on any overdue principal and premium and on any overdue installment of interest]]. [If the Security is not to bear interest prior to Maturity, insert —   The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of             in             ,             in             ,             in             ,             in             and             in             , or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. [If the Security is interest-bearing, insert — Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature.] No payment of principal [, — or] [premium] [or interest] on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the

United States. [If Security is denominated and payable in United States dollars, insert —   ; provided, however, that payment of principal of (and premium, if any) and [any] interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of the full amount of such principal [, premium] [, interest] or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.]

      The Company will, subject to the exceptions and limitation set forth below, pay [if the Security is interest-bearing, insert — as additional interest] on this Security, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of [and interest on] this Security [or the coupons appertaining thereto] to a Holder who is not a United States person, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in this Security [or any coupons] to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been present or engaged in trace or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(c) being or having been a foreign or domestic personal holding company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation that is subject to the tax imposed by section 4948(a) of the United States Internal Revenue Code or any successor provision; or

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

(2) to a Holder that is not the beneficial owner of this Security [or a coupon], or a portion of either, or that is a foreign partnership, but only to the extent that a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder of this Security, if required, failing to establish, by compliance with certification, identification or information reporting requirements with respect to the payment, that the Holder is not a United States person or is not subject to United States withholding, backup withholding or a similar tax;

(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to an estate, inheritance, gift, sales, transfer, wealth or person property tax or a similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Security, if such payment can be made without such withholding by any other paying agent; or

(8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

This Security [and any coupons appertaining thereto are] [is] subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided above and in the [fourth] [fifth] paragraph on the reverse hereof, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any governmental or a political subdivision or taxing authority thereof or therein.

      As used in this Security, the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; the term “United States person” means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

Dated as of           , 20

[Corporate Seal]

FORD MOTOR CREDIT COMPANY

By

By

Attest

[Form of Reverse Security]

      This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                    (herein called the “Indenture”), between the Company and                       , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $          ]. The Securities of this series are issuable as Bearer Securities, with interest coupons attached, in the denomination of $          , and as Registered Securities, without coupons, in denominations of $          and any integral multiple thereof. [If (but only if) expressly provided for in the manner set forth in the Indenture, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Bearer Securities may not be issued in exchange for Registered Securities.]

      [If applicable, insert — The Securities of this series are subject to redemption [(1)] [If applicable, insert — (1) on           in any year commencing with the year           and ending with the year           through operation of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount], and (2)] [If applicable, insert — at any time [on or after           ,], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                ,        %, and if redeemed] during the 12-month period beginning                of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to           % of the principal amount,] [and (          )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert — , together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

      [If applicable, insert — The Securities of this series are subject to redemption (1) on                in any year commencing with year           and ending with the year            through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                ,], as a whole

or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                of the years indicated,

	Redemption Price for	Redemption Price for
	Redemption Through	Redemption Otherwise Than
	Operation of the	Through Operation of the
Year	Sinking Fund	Sinking Fund

and thereafter at a Redemption Price equal to      % of the principal amount, and (3) under the circumstances described in the next [two] succeedings paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert — , together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

      [Notwithstanding the foregoing, the Company may not, prior to             , redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than      % per annum.]

      Except as set forth hereunder and under the next succeeding paragraph, this Security may not be redeemed prior to Stated Maturity. If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any taxing authority thereof or therein), or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after                     ,      , the Company becomes or will become obligated to pay additional amounts as described on the face hereof or (b) any act is taken by a taxing authority of the United States on or after                     , whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole but not in part, this Security, as a whole but not in part, upon not less than 35 days’ notice at a Redemption Price determined as set forth [below] [if the Security is interest-bearing insert — together with interest accrued thereon to the date fixed for redemption]; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including assignment of the Securities. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the additional amounts described on the face hereof and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

      [If applicable,* insert — The Company shall redeem the Securities as a whole but not in part, upon not less than 60 days’ nor more than 90 days’ published notice at a redemption price set forth [below] [, together with interest accrued to the date fixed for redemption,] after

*	This provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securities bear interest at a fixed rate.

determination by the Company as soon as practicable, based on a written opinion of independent counsel, and prompt notice thereof to the Trustee, that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Security [or a coupon appertaining thereto] would be applicable to a payment of principal of [or interest on] a Security or a coupon appertaining thereto made outside the United States by the Company or a paying agent as agent for the Company and not as agent for the beneficial owner (other than a requirement that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which could be satisfied by the Holder, custodian, nominee or other agent certifying that the beneficial owner is not a United States person; provided, however, in each case that payment by a custodian, nominee or agent (who is not under law in effect as of the date of issuance of the Securities subject to information reporting requirements) to the beneficial owner is not otherwise subject to any certification, identification or information reporting requirement referred to in this sentence). The Trustee shall, as soon as practicable after receipt of notice of such determination by the Company, give prompt notice thereof, stating in the notice the effective date of such certification, identification or information reporting requirements and the dates within which the redemption shall occur. The mandatory redemption of the Securities must take place on such date, not later than one year after the publication of notice by the Trustee of the Company’s determination as provided in the next preceding sentence, as the Company shall determine by notice to the Trustee at least 75 days before the redemption date, unless notice within a shorter period is acceptable to the Trustee. The Company shall not so redeem the Securities, however, if the Company shall, based on a subsequent event, determine, based on a written opinion of independent counsel, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any requirement described above, in which case the Trustee shall give prompt notice of that determination and any earlier redemption notice shall be deemed revoked and of no further effect.

      Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or a similar tax, the Company may elect, prior to publication of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the next preceding paragraph. In that event, the Company will pay [as additional interest] such additional amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a paying agent of the principal of [and interest on] a Security or a coupon appertaining thereto to a Holder who is not a United States person (but without any requirement with regard to the nationality, residence or identity of such holder), after deduction for United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph), will not be less than the amount provided in the Security [or the coupon] to be then due and payable.

      [The sinking fund for this series provides for the redemption on                in each year, beginning with the year           and ending with the year           , of [not less than] $ [(“mandatory sinking fund”) and not more than $          ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made — in the [describe order] order in which they become due].]

      Notice of redemption will be given by publication in an Authorized Newspaper in the The City of New York and, if the Securities of this series are then listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, of not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

      [If applicable, insert — The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $          , on           [and           ] at the option of the Holder hereof at a Repayment Price equal to      % of the principal amount thereof [to be repaid], together with interest thereon accrued to the Repayment Date, all as provided in the Indenture [; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$          ] [the minimum authorized denomination for Securities of this series]]. To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City and State of New York [, which will be located initially at the office of the Trustee at           ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City and State of New York [, which will be located initially at the office of the Trustee at           ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company. [In the event of repayment of this Security at the option of the Holder in part only, a new Security or Securities of this series for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.]]

      If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of the interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

      [If the Securities are denominated in Foreign Currencies, insert — [Except as set forth below, payments of the principal of and interest on this Security will be made in the currency in which such Security is denominated. If a Security is denominated in a foreign currency and such currency is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such Security shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at the exchange rate as of the fifteenth day preceding the last day of payment with respect to such Security on which such foreign currency was used in either such capacity. Such exchange rate will be the noon U.S. dollar buying rate for such currency for cable transfers quoted in The City of New York.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are interest-bearing, insert — and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series [If the Securities of the series are interest-bearing, insert — and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the Security is interest-bearing, insert — or any related coupon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof [If the Security is interest-bearing, insert — or any related coupon] for the enforcement of payment of the principal of (and premium, if any) or [any] interest on this Security [If the Security is interest-bearing, insert — or payment of such coupon] on or after the respective due dates expressed herein [If the Security is interest-bearing, insert — or in such coupon].

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and [any] interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

      Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of                in                and                                                in                or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

      [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

      The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series [If the Securities of the series are interest-bearing, insert — and any coupon appertaining thereto] [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security [If the Securities of the series are interest-bearing, insert — or such coupon] is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of                .

      [If the Securities are denominated in Foreign Currencies, insert — The obligation to pay the principal hereof and interest hereon in the currency of denomination is of the essence. To the fullest extent possible under applicable law, judgments in respect of this Security shall be given in the currency of denomination. The obligation of the Company to make payments in such currency of denomination shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in such currency of denomination that the Holder of this Security may purchase with the amount paid in such other currency. If the amount in the currency of denomination that may be so purchased is for any reason less than the amount originally due, the Company shall, as a separate and independent obligation, pay such additional amounts in the currency of denomination as may be necessary to compensate for any such shortfall.]

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to      % of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

      For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 30 days prior to the Repayment Date and not later than 15 days prior to the Repayment Date by the Company at its office or agency in the Borough of Manhattan, The City and State of New York[, which will be located initially at the office of the Trustee at            ].

      [If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $       or an integral multiple thereof) which is to be repaid: $       . The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$       ] [the minimum authorized denomination for Securities of this series].]

      [If less than the entire principal amount of the  within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($       or any integral multiple or $       ; $       .]

Dated:

Note: the signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

[Form of Face of Coupon]

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]*

[U.S.$]

Due

FORD MOTOR CREDIT COMPANY

      Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, FORD MOTOR CREDIT COMPANY (herein called the “Company”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”)) as the Company may designate from time to time, at the option of the Holder, by [United States dollar] check drawn on a bank in [The City of New York] or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States, being [one year’s] interest then payable on said Security.

FORD MOTOR CREDIT COMPANY

By:

*	For coupons maturing on or after the date, if any, on which a partial redemption of the Securities of the series is possible, insert the letter “R” in front of the coupon number. The coupon number, amount and due date should appear in the right-hand section of the face of the coupon.

[Reverse of Coupon]

_________________________________________________________*

*	Insert names and addresses of initial Paying Agents located outside the United States.

EXHIBIT E

[FORMS OF CERTIFICATION]

EXHIBIT E.1

[FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE BEARER SECURITY
OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE]

CERTIFICATE

[Insert title or sufficient description
of Securities to be delivered]

      This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Ford Motor Credit Company or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

      We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

      This certificate excepts and does not relate to [U.S.$]                     of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

      We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

E-1-1

Dated: ,

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signatory)

Name:
Title:

E-1-2

EXHIBIT E.2

[FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM LUXEMBOURG IN CONNECTION WITH THE
EXCHANGE OF A PORTION OF A TEMPORARY
GLOBAL SECURITY OR TO OBTAIN
INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE]

CERTIFICATE

[Insert title or sufficient description
of Securities to be delivered]

      This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]                principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Ford Motor Credit Company or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

      We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

E-2-1

      We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated: ,

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[MORGAN GUARANTY TRUST
COMPANY OF NEW YORK,
BRUSSELS OFFICE, as

Operator of the Euroclear System]

[Clearstream Luxembourg]

By

E-2-2